Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “First Amendment”) is dated as of February 15, 2013 (the “Amendment Date”) by and among RANCON REALTY FUND V, a California limited partnership (“Seller”), and 521 EAST 11TH ST. LLC, a California limited liability company, and 1250 FAIRFAX LLC, a California limited liability company (together, “Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Purchase Agreement dated as of February 13, 2013 (the “Purchase Agreement”), whereby, upon the terms and conditions set forth therein, Seller agreed to sell and Buyer agreed to buy the Property described in the Purchase Agreement.

B. Seller and Buyer Parties now desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that the Purchase Agreement is hereby amended as follows:

1. Definitions. Capitalized terms used in this First Amendment shall have the meanings set forth in the Purchase Agreement, except as otherwise defined herein.

2. Purchase Price. The Purchase Price for the Property shall be Eight Million Four Hundred Thousand and No/100ths Dollars ($8,400,000).

3. Carryback Note Amount. Paragraph 3(a)(ii) of the Purchase Agreement, the preamble of the Carryback Note in Exhibit H of the Purchase Agreement, and the third paragraph on the first page of the Carryback Deed of Trust in Exhibit I to the Purchase Agreement, are each modified to state that the Carryback Note shall be in the amount of Five Million Five Hundred Thousand and No/100ths Dollars ($5,500,000).

4. Carryback Note Maturity Date. Paragraph 3(a)(ii) of the Purchase Agreement is modified to state that Buyer shall have the right to extend the term of the Carryback Note for an additional sixty (60) days upon written notice to Seller of Buyer’s election to extend the term of the Carryback Note, delivered to Seller on or before the end of the initial term. Paragraph 2 of Exhibit H to the Purchase Agreement is hereby modified to read in its entirety as follows:

“Payments. All outstanding principal, together with all accrued and unpaid interest on the unpaid principal balance of this Note, and all other sums then owed with respect to this Note shall be due and payable in full on the date that is SIXTY (60)

First Amendment to Purchase Agreement

DAYS from the date of this Note (the “Maturity Date”); provided, however, Maker may extend the Maturity Date for one (1) additional period of SIXTY (60) DAYS by written notice to Payee delivered to Payee on or before the expiration of the initial Maturity Date.”

5. Letter of Credit. Paragraph 3(a)(ii)(b) of the Purchase Agreement is modified to state that the Letter of Credit shall be in the amount of Five Hundred Thousand and No/100ths Dollars ($500,000).

6. Cash Payment. Paragraph 3(a)(iii) of the Purchase Agreement is modified to state that the Cash Payment shall be in the amount of Two Million Four Hundred Thousand and No/100ths Dollars ($2,400,000).

7. One Legacy Lease; Closing Extension. Seller shall have the right, on written notice to Buyer delivered prior to the scheduled Closing Date, to extend the Closing Date until March 6, 2013, for the purpose of finalizing and executing the One Legacy Lease; provided that this right shall not modify, reduce or alter the closing condition set forth in paragraph 5(a)(vii) of the Purchase Agreement.

8. Effective Date. The date set forth in the preamble of the Purchase Agreement as the “Effective Date” is modified from February 13, 2013, to February 15, 2013, such that the “Effective Date” of the Purchase Agreement is February 15, 2013.

9. Miscellaneous. This First Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Capitalized terms used in this First Amendment but not defined herein shall have the meanings given to such terms in the Purchase Agreement. Except as specifically set forth in this Amendment, the Purchase Agreement shall be unmodified and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

	By:	/s/ Daniel L. Stephenson
Daniel L. Stephenson, President

By:	/s/ Daniel L. Stephenson
Daniel L. Stephenson, its general partner

First Amendment to Purchase Agreement

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

First Amendment to Purchase Agreement

BUYER:

521 EAST 11TH ST. LLC, a California limited liability company

By:	/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

1250 FAIRFAX LLC, a California limited liability company

By:	/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

First American Title Insurance Company

The undersigned executes this First Amendment for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this First Amendment.

First American Title Insurance Company

By:	/s/ Liz Zankich
Liz Zankich, Senior Escrow Officer

First Amendment to Purchase Agreement